UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

SCHOLASTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

557 Broadway
New York, New York		10012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 343-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SCHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 16, 2025, John L. Davies and David P. Young tendered their resignations as directors to the Board of Directors of the Company (the "Board"), which were accepted. Mr. Davies had been a director elected by the holders of the Company’s Common Stock (“Common Shares”) and Mr. Young a director elected by the holders of the Company’s Class A Stock (“Class A Shares”). In addition, also on July 16, 2025, Alix Guerrier, a director who had been elected by the holders of Common Shares, tendered his resignation to the Board, as a director which was accepted. However, as noted below, Mr. Guerrier was then elected to the Board to replace Mr. Young.

(d) On July 16, 2025, the directors elected by the holders of the Company’s Class A Shares ("Class A Directors"), in accordance with the Company’s by-laws, elected Mr. Alix Guerrier as a Class A Director to fill the vacancy arising from Mr. Young’s resignation. On this same date, the directors elected by the holders of the Company’s Common Shares (“Common Directors”) elected Ms. Anne Clark Wolff and Ms. Milena Alberti as Common Directors to fill the vacancies arising from the resignations of John L. Davies and Alix Guerrier as Common Directors.

Alix Guerrier

Mr. Guerrier, 48 years old, who was first elected to the Board in March 2024, currently serves as the Chief Executive Officer for DonorsChoose, a leading nonprofit organization that supports public schools in the United States through the use of its crowdfunding platform. As CEO, Mr. Guerrier works to ensure DonorsChoose maintains a focus on equity while expanding its broad appeal and advancing its mission to serve students in every community. Prior to DonorsChoose, Mr. Guerrier served for three years as the CEO of GlobalGiving, a nonprofit organization and global crowdfunding community that enables donors to support charitable projects around the world. In 2011, Mr. Guerrier co-founded LearnZillion, an educational technology company offering school districts a free, cloud-based curriculum, which was subsequently acquired by Edgenuity and Weld North Education. Prior to that, Mr. Guerrier had a five-and-a-half-year career with McKinsey & Company, first as an Associate in the company's Healthcare Practice and then as an Engagement Manager and Expert in McKinsey's Education Practice. Mr. Guerrier began his career in education by serving as a teacher for the Pan American School of Porto Alegre in Brazil and then as a sixth-grade math and science teacher at Costaño Elementary School in East Palo Alto, California, as part of Teach for America. He then spent two years as a math teacher for Leadership High School in San Francisco, California. Mr. Guerrier has an AB degree in Physics from Harvard University, a Master's degree in Education from Stanford University, and an MBA from Stanford University.

Anne Clark Wolff

Ms. Wolff, 60 years old, is the Founder and Chief Executive Officer of Independence Point Advisors, an independent investment bank and advisory services firm formed in 2021. Previously, Ms. Wolff was a Managing Director at Bank of America from 2011 until 2020, during which time she served as Chairman, Global Corporate and Investment Banking and Head of Global Corporate Banking and Leasing. Prior to that, from 2009 to 2011, Ms. Wolff held senior positions at JP Morgan Chase & Company and from 1998 to 2009 at Citigroup. Ms. Wolff began her career at Salomon Brothers, where she held positions of increasing responsibility from 1989 to 1998. Ms. Wolff serves (since 2018) as an independent director of Amphenol Corp., a New York Stock Exchange listed company, that is a leading global provider of interconnect, sensor, and antenna solutions.

Ms. Wolff earned a BA degree from Colby College, where she was also previously Vice Chairman of the Board of Trustees. She has an MBA from Northwestern University—Kellogg School of Management.

Milena Alberti

Ms. Alberti, age 51, is the non-executive Chair (since 2024) and independent director (since 2023) of Pitney Bowes Inc., a New York Stock Exchange traded company that provides software as a service platforms to manage shipping logistics, advanced mailing systems and services and financial services. She is the former Chief Financial Officer of Getty Images, Inc., the world’s leading visual content company, from January 2021 to January 2022. Prior to that, Ms. Alberti served as the Chief Financial Officer of MediaMath, a demand-side platform for programmatic marketing and advertising, from January 2020 to December 2020. Ms. Alberti worked in a variety of financial and publishing roles from 2001 to 2017 at Penguin Random House, the world’s largest book publisher, and was the global and U.S. CFO from 2015 until 2017. As a member of management, she served as a non-voting member of its Board of Directors and its audit committee. Ms. Alberti also worked in financial analyst and research roles at Lehman Brothers and Morgan Stanley. Ms. Alberti has extensive experience on for-profit and not-for-profit Boards, including currently serving on the Boards of National Public Radio and Jumpstart. Ms. Alberti is an independent director (since 2024) of Allurion Technologies, Inc., a New York Stock Exchange traded healthcare company focused on combating obesity through a non-surgical weight loss platform, and she was formerly an independent director (2022-2024) of Digimarc Corporation, a technology company specializing in digital watermarking and product digitization.

Independence

The Board has determined that each of Mr. Guerrier, Ms. Wolff and Ms. Alberti are independent for the purposes of the rules of the Nasdaq Stock Market (NASDAQ listing standards) and for the purposes of SEC Rule 10A-3.

Director Compensation

As outside (non-employee) directors, Mr. Guerrier, Ms. Wolff, and Ms. Alberti will each be entitled to receive an annual cash retainer (currently set at $95,000) for their services. In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) provides for annual equity awards to the outside directors on the date of each annual meeting of stockholders. For fiscal 2025, restricted stock units (“RSUs”) were awarded to each outside director having a value of $125,000. Mr. Guerrier has received the entire award for fiscal 2025 which was made in September 2024. In accordance with the terms of the 2017 Plan, on the date of their election to the Board, Ms. Wolff and Ms. Alberti were each awarded RSUs with a grant date value equal to $25,000 (20% of the full year equity award). On July 16, 2025, the Board confirmed that compensation for outside directors would remain unchanged for fiscal 2026 (i.e., annual cash retainer of $95,000 and an equity award in the form of RSUs with a grant date value of $125,000). Awards under the 2017 Plan are determined by the Board prior to the Company’s annual meeting of stockholders to become automatically effective on the date of the annual meeting for each of the outside directors elected at such meeting.

Pursuant to the terms of the 2017 Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. The 2017 Plan permits outside directors to elect a tax deferral option in respect to restricted stock unit awards under the 2017 Plan pursuant to which an outside director can elect to defer receipt of all or a portion of the shares of Common Stock underlying such awards in accordance with procedures established by the HRCC. Provided that the election is timely made in accordance with the applicable procedures, the deferral election remains in effect and continues to apply to restricted stock unit awards to the outside director for subsequent years until the outside director timely revokes or changes the deferral election.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, outside directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship.

Committees

Ms. Wolff and Ms. Alberti were each appointed as a member of the Board’s Audit Committee and Ms. Alberti was also appointed as a member of the Board’s Human Resources and Compensation Committee at the July 16, 2025 Board Meeting. In his capacity as a Class A Director, Mr. Guerrier was appointed as a member of the Board’s Nominating and Governance Committee and Technology, Data and Supply Chain Committee and will no longer serve as a member of the Board’s Human Resources and Compensation Committee.

Related Party Transactions

There have been no transactions nor are there any proposed transactions between the Registrant and any of (i) Mr. Guerrier, (ii) Ms. Wolff or (iii) Ms. Alberti that would require separate disclosure pursuant to Item 404(a) of Regulation S-K.

Reference is also made to the press release dated July 17, 2025, attached hereto as Exhibit 99.1, announcing the new Board appointments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Title of Exhibit
99.1	Press Release of the Registrant dated July 17, 2025 announcing new Board appointments.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date:	July 21, 2025	By:	/s/ Chris Lick
		Name: Title:	Chris Lick Executive Vice President, General Counsel and Secretary